EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment” or this “Amendment”), effective as of the 13th day of May, 2010 (the “Amendment Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”), BANK OF MONTREAL, as Administrative Agent for the Lenders (the “Administrative Agent”) and CAPITAL ONE, N.A., as Syndication Agent (the “Syndication Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent entered into that certain Amended and Restated Credit Agreement dated February 12, 2010 (as amended or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent have agreed to amend certain provisions of the Credit Agreement; and

WHEREAS, said parties are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1.   Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.   Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

““Eureka Hunter” means Eureka Hunter Pipeline, LLC, a Delaware limited liability company.

“Hall Houston Debt” means the obligations of the Borrower with respect to contingent liabilities retained by the Borrower in connection with the sale of limited partner interests in Hall Houston Exploration II LP.

“Liquidate” means, with respect to any Swap Agreement, (a) the sale, assignment, novation, unwind or termination of all or any part of such Swap Agreement or (b) the creation of an offsetting position against all or any part of such Swap Agreement.  The term “Liquidated” has a correlative meaning thereto.

“New Lenders” means the parties signing the First Amendment as Lenders that were not signatories to the Credit Agreement prior to the First Amendment.”

3.   Amendment to Section 2.07.  Section 2.07 of the Credit Agreement is hereby amended by adding a new paragraph (h) thereto to read as follows:

“(h)           Reduction of Borrowing Base Related to Swap Agreements.

(i)           If any Swap Agreement to which the Borrower or any Subsidiary is a party is Liquidated, and the total termination value of all such Liquidated Swap Agreements in any period between any two Scheduled Redetermination Dates exceeds five percent (5%) of the then effective Borrowing Base, then, contemporaneously therewith, the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to the Liquidated portion of all such Swap Agreements so terminated during such period, as determined by the Administrative Agent in its sole discretion.”

4.   Amendment to Section 3.04(c)(i).  Section 3.04(c)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“If (A) after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Credit Exposures exceed the total Commitments, (B) after giving effect to any reduction of the Tranche B Portion pursuant to Section 2.07(e) or 2.07(f), the total Tranche B Loans exceed the Tranche B Portion, (C) after giving effect to any termination or reduction of the Tranche A Portion or the Tranche B Portion pursuant to Section 2.07(g), the total Tranche A Credit Exposures exceed the Tranche A Portion or the total Tranche B Loans exceed the Tranche B Portion, or (D) after giving effect to any reduction of the Borrowing Base pursuant to Section 2.07(h), the total Credit Exposures exceed the Borrowing Base, then, in any such event, the Borrower shall (1) prepay the applicable Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (2) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).”

5.   Amendment to Section 8.20.  Section 8.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 8.20.  Environmental Assessment Report Requirement.  No later than one hundred eighty (180) days after the completion of the Eureka Hunter LLC pipeline asset construction, the Borrower shall provide an environmental assessment report to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.”

6.   Amendment to Section 9.01(c).  Section 9.01(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c)           Total Debt to EBITDAX.  Commencing with the fiscal quarter ending March 31, 2010, the Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) total Debt of the Borrower and the Restricted Subsidiaries as of such date (excluding the Hall Houston Debt as of such date) to (ii) EBITDAX of the Borrower and the Restricted Subsidiaries for the trailing four quarter period then ended to exceed 4.5 to 1.0 commencing with the fiscal quarter ending March 31, 2010 through the quarter ended September 30, 2010, and 4.0 to 1.0 commencing with the quarter ended December 31, 2010 and thereafter.”

7.   Amendment to Section 9.02.  Section 9.02 of the Credit Agreement is hereby amended to add the following new clause (o) at the end of said Section:

“(o)           the Hall Houston Debt in an amount not to exceed $640,695 at any one time outstanding.”

8.   Amendment to Section 9.05.  Section 9.05 of the Credit Agreement is hereby amended to restate clause (p) thereof and to add the following new clause (r) at the end of said Section:

“(p)           Investments by the Borrower or any Restricted Subsidiaries in Unrestricted Subsidiaries (other than Eureka Hunter), when combined with Debt owing by Unrestricted Subsidiaries to the Borrower and/or any Restricted Subsidiaries under Section 9.02(f), not to exceed $1,000,000 in the aggregate at any time outstanding.

(r)           Prior to the occurrence and continuance of an Event of Default, and provided that no prepayment is required under Section 3.04(c), investments by the Borrower in Eureka Hunter not to exceed $1,000,000 in the aggregate in any calendar year; provided that to the extent the Borrower reasonably determines that funds in excess of such amount are necessary for the operation of Eureka Hunter, the Borrower may distribute such excess funds to Eureka Hunter so long as such funds are net cash proceeds from the public offering of common or preferred equity securities by the Borrower. The Administrative Agent and the Lenders acknowledge that the Borrower has raised $12.5 million in new equity since April 1, 2010, which sum may also be invested in Eureka Hunter during calendar year 2010.”

9.   Amendment to Section 9.18.  Section 9.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a)           The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (A) 80% of the reasonably anticipated projected production of crude oil from PDP Oil and Gas Properties and (B) 90% of the reasonably anticipated projected production of natural gas from PDP Oil and Gas Properties, for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:  (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 75% of the then outstanding principal amount of the fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, and (c) Swap Agreements with respect to which Debt is allowed pursuant to Section 9.01.  In no event shall any Swap Agreement to which the Borrower or any Subsidiary is a party contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post cash or other collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

(b)           Notwithstanding the provisions of Section 2.07(h), the Borrower will not, and will not permit any Subsidiary to, terminate, cancel or otherwise cease to be a party to existing Swap Agreements to the extent the termination value, as determined by the Administrative Agent in its sole discretion, of any such terminated Swap Agreement, on a net basis considering all other Swap Agreements so terminated during the period between any two Scheduled Redetermination Dates (including any new Swap Agreements entered into hereafter), would exceed five percent (5%) of the then effective Borrowing Base.”

10.   Change to Borrowing Base.  As of the date of the First Amendment, and until such time as further changes are made pursuant to Section 2.07 of the Credit Agreement, the Tranche A Portion of the Borrowing Base shall be equal to $75,000,000 and the Tranche B Portion of the Borrowing Base shall be equal to zero (0).

11.   Release from Security Agreement and Guaranty.  As of the Amendment Effective Date, the Lenders and the Administrative Agent hereby release Eureka Hunter Pipeline, LLC from the Security Agreement and Guaranty.

12.   Ratification.  The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

13.   Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

14.   Conditions to Effectiveness.

(a)
Subject to paragraph (b) below, this Amendment shall be effective on the Amendment Effective Date upon the execution and delivery hereof by the Borrower, the Guarantors and the Lenders to the Administrative Agent and receipt by the Administrative Agent of the following in form and substance satisfactory to the Administrative Agent:

i) this Amendment;

ii) the payment to the Administrative Agent of all fees that are due, including a $50,000 Lenders Borrowing Base increase fee, and all expenses, including any billed fees and disbursements of Andrews Kurth LLP, in connection with this Amendment; and

iii) the receipt by the Administrative Agent of an officer’s certificate executed by the Borrower, in the form attached hereto as Exhibit A.

(b)
The effectiveness of this Amendment shall automatically terminate ninety (90) days from the date hereof if the Administrative Agent has not received during such period evidence reasonably satisfactory to it that the Borrower has entered into additional crude oil Swap Agreements in respect with one or more Approved Counterparties of the Borrower and its Restricted Subsidiaries, in an equal to at least 100 barrels per day for the calendar years ending December 31, 2011 and December 31, 2012, with such Swap Agreements being in form and substance reasonably acceptable to the Administrative Agent.

15.   Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

16.   Governing Law.  This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

17.   New Lenders.

(a)
By its execution of the First Amendment, each New Lender shall be become a party to the Credit Agreement as of the First Amendment Effective Date and  shall have all the rights and obligations, severally and not jointly, of a “Lender” under the Credit Agreement and the other Loan Documents as if each were an original signatory thereto, and shall agree, and does hereby agree, severally and not jointly, to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents to which the Lenders are a party, in each case, as if each were an original signatory thereto.

(b)
Each New Lender, severally and not jointly, (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) agrees that it has independently and without reliance upon the Administrative Agent or any other Lender, and based on such information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Credit Agreement (and that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement); (iii) represents and warrants that (1) its name set forth herein is its legal name, (2) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Amendment, the Credit Agreement and the Loan Documents, (3) no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith, and (4) this Amendment constitutes its legal, valid and binding obligation; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) appoints and authorizes the Issuing Bank to take such action as letter of credit issuing bank on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Issuing Bank by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) represents and warrants that under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to such New Lender hereunder or under any Loan Document, and no tax forms described in Section 5.03(a) of the Credit Agreement are required to be delivered by such New Lender (or if required, such tax forms have been delivered to the Administrative Agent as required under Section 5.03(a) of the Credit Agreement).

(c)
Each New Lender hereby advises each other party hereto that its respective address for notices and its respective Lending Office shall be as set forth below its name on its signature page attached hereto.

18.   Annex I.  The Credit Agreement is hereby amended by deleting the existing Annex I to the Credit Agreement and inserting in its place Annex I hereto.

19.   Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment.  Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

GUARANTORS:

PRC WILLISTON LLC,
a Delaware limited liability company

By: Magnum Hunter Resources Corporation,
its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

MAGNUM HUNTER RESOURCES LP,
a Delaware limited partnership

By: Magnum Hunter Resources GP, LLC,
its general partner

By: Magnum Hunter Resources Corporation, its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

MAGNUM HUNTER RESOURCES GP, LLC,
a Delaware limited liability company

By: Magnum Hunter Resources Corporation,
its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

TRIAD HUNTER, LLC,
a Delaware limited liability company

By: Magnum Hunter Resources Corporation,
its sole member

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

SHARON RESOURCES, INC.,
a Colorado corporation

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Secretary

Signature Page to First Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

BANK OF MONTREAL

By: /s/ Gumaro Tijerina
Gumaro Tijerina
Director

Signature Page to First Amendment to Credit Agreement

SYNDICATION AGENT AND LENDER

CAPITAL ONE, N.A.

By: /s/ Paul D. Hein
Paul D. Hein
Vice President

Signature Page to First Amendment to Credit Agreement

UBS LOAN FINANCE LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Signature Page to First Amendment to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Signature Page to First Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Signature Page to First Amendment to Credit Agreement

EXHIBIT A

Form of Officer’s Certificate

The undersigned hereby certifies that he is the Chief Financial Officer of Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”) and that as such he is authorized to execute this certificate on behalf of the Borrower.  With reference to the Amended and Restated Credit Agreement, dated as of February 12, 2010 (the “Credit Agreement”; capitalized terms used herein have the same meanings given to such terms in the Credit Agreement), among the Borrower, certain lenders party thereto, Bank of Montreal, as Administrative Agent and Capital One, N.A., as Syndication Agent, the undersigned hereby designates Eureka Hunter Pipeline, LLC, a Delaware limited liability company (“Eureka Hunter”) as an Unrestricted Subsidiary on behalf of the Borrower and certifies as follows:

(a)	The designation of Eureka Hunter as an Unrestricted Subsidiary is in compliance with the terms of the definition of “Unrestricted Subsidiary” contained in the Credit Agreement; and

(b)	Immediately after giving effect to such designation, no Default shall have occurred and be continuing.

EXECUTED AND DELIVERED this 13th day of May, 2010.

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By: /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Maximum Credit Amount

Bank of Montreal	$ 40,000,000
Capital One, N.A.	$ 40,000,000
UBS Loan Finance LLC	$ 30,000,000
Amegy Bank National Association	$ 20,000,000
KeyBank National Association	$ 20,000,000
TOTAL
$150,000,000